UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012 (September 14, 2012)

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35502	45-4517261
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director; Election of Directors

In connection with the expected spin-off of The ADT Corporation (the “Company”) from Tyco International Ltd. (“Tyco”), on September 14, 2012, the Board of Directors (the “Board”) of the Company appointed Thomas Colligan to serve as a director of the Company, effective as of 11:59 p.m., New York time, on September 16, 2012. Mr. Colligan is to hold such office until the annual meeting of the shareholders of the Company to be held in 2013. Effective on his appointment to the Board, Mr. Colligan will serve as a Chair and member of the audit committee.

The Board also determined to increase the size of the Board to eight, effective as of 8:00 a.m., New York time, on the date of the distribution of the shares of the Company’s common stock to the holders of common shares of Tyco in connection with the spin-off of the Company from Tyco (the “Distribution Date”). N. David Bleisch, a current director of the Company, tendered his resignation from the Board, conditioned on the occurrence of the spin-off and effective as of 8:00 a.m., New York time, on the Distribution Date.

Each of Timothy Donahue, Robert Dutkowsky, Bruce Gordon, Bridgette Heller, Kathleen Hyle and Dinesh Paliwal was elected as a director of the Company, effective as of 8:00 a.m., New York time, on the Distribution Date. Each is to hold such office until the annual meeting of the shareholders of the Company to be held in 2013.

Biographical information for each of Mr. Colligan, Mr. Donahue, Mr. Dutkowsky, Mr. Gordon, Ms. Heller, Ms. Hyle and Mr. Paliwal can be found in the section entitled “Management” of the Information Statement included as Exhibit 99.1 in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2012 (the “Information Statement”) and is incorporated by reference into this item.

Effective as of 8:00 a.m., New York time, on the Distribution Date, (1) Mr. Gordon will serve as a non-executive chairman of the Board, (2) Mr. Gordon (Chair), Ms. Heller and Ms. Hyle will serve as members of the audit committee, (3) Mr. Paliwal (Chair), Mr. Donahue and Mr. Dutkowsky will serve as members of the compensation committee and (4) Mr. Gordon (Chair), Mr. Colligan and Mr. Paliwal will serve as members of the nominating and governance committee.

Following the spin-off, non-employee director compensation will be determined by the Company’s board of directors with the assistance of its Nominating and Governance Committee. It is anticipated that such compensation will consist of (A) an annual cash retainer in the amount of $80,000 per year and (B) an annual equity award of restricted stock units (“RSUs”) with a grant date fair value of approximately $120,000 and a one-year vesting term.

In addition, it is anticipated that the non-employee directors who serve as (A) the non-executive chairman of the board of directors will receive an additional cash retainer in the amount of $150,000 per year, (B) the chairs of the Audit Committee and Compensation Committee will each receive an additional cash retainer in the amount of $20,000 per year and (C) the chair of the Nominating and Governance Committee will receive an additional cash retainer in the amount of $15,000 per year.

Election of Officers

On September 14, 2012, Naren Gursahaney was appointed Chief Executive Officer and Kathryn Mikells was appointed Chief Financial Officer. These appointments are effective as of 8:00 a.m., New York time, on the Distribution Date. Biographical information for each of Mr. Gursahaney and Ms. Mikells can be found in the section entitled “Management” of the Information Statement and is incorporated by reference into this item.

Upon Mr. Gursahaney’s assuming the role of Chief Executive Officer, he will be compensated as follows:

1.	Mr. Gursahaney will receive an annual base salary of $900,000;

2.	he will be eligible to earn annual incentive compensation, with a target bonus of $900,000; and

3.	he will be eligible to participate in the Company’s annual long-term incentive program; for fiscal year 2013, Mr. Gursahaney is expected to receive equity awards with a grant date fair value of $3,500,000, which are expected to be split between stock options (50%) and performance share units (“PSUs”) (50%).

Upon Ms. Mikells’ assuming the role of Chief Financial Officer, she will be compensated as follows:

1.	Ms. Mikells will receive an annual base salary of $612,000;

2.	she will be eligible to earn annual incentive compensation, with a target bonus of $489,600; and

3.	she will be eligible to participate in the Company’s annual long-term incentive program; for fiscal year 2013, Ms. Mikells is expected to receive equity awards with a grant date fair value of $1,300,000, which are expected to be split among stock options (40%), RSUs (20%) and PSUs (40%).

In addition, on September 14, 2012, Michele Kirse was appointed as the Controller, effective as of 8:00 a.m., New York time, on the Distribution Date.

Michele Kirse, age 41, is Senior Vice President, Controller and Chief Accounting Officer for The ADT Corporation. She oversees the company’s controllership function including financial reporting, accounting, and internal controls and processes. Prior to joining ADT, Michele served as Vice President, Finance and North America Regional Controller for Tyco. She played an integral role in transforming the company’s accounting practices across all Tyco business segments in North America, centralizing the function of 14 disparate teams into two shared centers of excellence. She jointed Tyco in June 1998 and held several financial leadership positions, including three years as Chief Financial Officer for SimplexGrinnell. Prior to joining Tyco, Michele gained public accounting experience in senior positions at Arthur Andersen and Deloitte & Touche. Ms. Kirse holds both a Bachelor of Science and a Master’s degree in Accounting from the University of Florida in Gainesville, and is a Certified Public Accountant in Florida.

Upon Ms. Kirse’s assuming the role of Controller, she will be compensated as follows:

1.	Ms. Kirse will receive an annual base salary of $320,000;

2.	she will be eligible to earn annual incentive compensation, with a target bonus of $160,000; and

3.	she will be eligible to participate in the Company’s annual long-term incentive program; for fiscal year 2013, Ms. Kirse is expected to receive equity awards with a grant date fair value of $250,000, which are expected to be split among stock options (33%), RSUs (33%) and PSUs (34%).

Mr. Gursahaney’s, Ms. Mikells’ and Ms. Kirse’s new employment arrangement with the Company will be contingent upon completion of the spin-offs and such new employment arrangement will supersede any existing employment arrangement with the Company. Upon the completion of the spin-off, Mr. Gursahaney will receive a cash payment equal to the difference between his current targeted cash compensation and his new targeted cash compensation for the period from April 1 to October 1, 2012. In addition, upon the completion of the spin-off, Ms. Kirse will receive a cash bonus from Tyco in the amount of $126,058.50

Each of Mr. Gursahaney, Ms. Mikells and Ms. Kirse will continue to be eligible to participate in the employee benefit plans that the Company customarily makes available to senior executives, including participation in the Company’s defined contribution retirement plans, medical and dental plans and severance plans.

The stock options and RSUs that will be granted to Mr. Gursahaney, Ms. Mikells and Ms. Kirse are expected to vest in equal annual installments over a four-year period. The equity awards will be governed by the standard terms and conditions under the SIP (as defined below), which was approved by the Board on September 14, 2012. The SIP was previously described in the section entitled “Compensation of Executive Officers—2012 Omnibus Stock and Incentive Award Plan” in the Information Statement.

Approval of Certain Compensation Plans

On September 14, 2012, the Board approved The ADT Corporation 2012 Stock and Incentive Plan (“SIP”). The purpose of the SIP is to promote the interest of the Company by aiding in the recruitment and retention of exceptional directors, employees and consultants, providing incentives to its directors, employees and consultants in consideration of their services to the Company, promoting the growth and success of the Company’s business by aligning the interests of directors, employees and consultants with those of shareholders and providing directors, employees and consultants an opportunity to participate in the growth and financial success of the Company. Under the SIP, the Compensation Committee of the Board (the “Committee”) may grant equity-based awards to employees, directors and other service providers of the Company and its subsidiaries at its discretion. The Committee is authorized under the terms of the SIP to determine the vesting and other terms and conditions of each award, to establish performance measures, performance goals and performance periods (including with respect to awards intended to qualify as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code), and to make all other determinations which may be necessary or advisable for the administration of the SIP. The maximum number of Company shares that may be issued under all awards under the SIP is 8,000,000. In addition to new grants of awards that may be made from time to time under the SIP, in connection with the spin-off of the Company from Tyco, the Company has assumed under the SIP (and will issue shares of the Company’s stock under the SIP in respect of) certain equity-based awards originally granted under equity plans of Tyco. Shares underlying those Tyco awards that have been assumed by the SIP will not be applied against the 8,000,000 share maximum referenced above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 14, 2012, the Board approved and recommended for approval by the Company’s sole stockholder, and the Company’s sole stockholder approved, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws became effective on September 14, 2012. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws can be found in the section entitled “Description of Our Capital Stock” in the Information Statement and is incorporated herein.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The ADT Corporation

3.2	Amended and Restated Bylaws of The ADT Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 20, 2012	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
		Name:	N. David Bleisch

		Title:	Senior Vice President, General Counsel and Corporate Secretary